QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Dan Greenfield 404-748-6889 404-432-6526 (mobile) greenfie@corp.earthlink.net
Investors Michael Gallentine 404-748-7153 404-395-5155 (mobile) gallentineml@corp.earthlink.net

EARTHLINK ANNOUNCES SHARE REPURCHASE PROGRAM AND
SHAREHOLDER RIGHTS PLAN

        ATLANTA, August 6, 2002 — EarthLink, Inc. (Nasdaq: ELNK) today announced that its board of directors has approved a share repurchase program and a shareholder rights plan.

        Under the share repurchase program, the board of directors authorized an initial repurchase of up to $25 million of EarthLink's common stock. Additionally, under the shareholder rights plan, EarthLink will issue a dividend of one right for each outstanding common share held by shareholders of record at the close of business on August 5, 2002.

        "EarthLink's management and board are committed to maximizing value for our shareholders by profitably growing our business and maintaining the operating and financial flexibility to pursue all appropriate business strategies," said Garry Betty, EarthLink's chief executive officer. "In addition, today's announcements of a share repurchase program and shareholder rights plan reflect our commitment to take additional steps that can supplement the operating performance of the company."

        Betty continued, "The shareholder rights plan helps protect the long-term value of our shareholders' investments by effectively requiring potential takeover bidders to communicate and negotiate directly with our Board rather than using any coercive or hostile takeover measures. This plan is intended to ensure that all shareholders receive equal treatment in any attempt to acquire EarthLink."

        EarthLink noted that the shareholder rights plan was not adopted in response to any specific attempt to acquire the company nor is it currently aware of any such efforts.

        The rights issued under the shareholder rights plan generally become exercisable if a third party acquires ownership of 15 percent or more of EarthLink's common stock or initiates a tender offer for 15 percent or more of EarthLink's stock. Upon such a triggering event, each right will initially entitle EarthLink shareholders to purchase a fractional share of EarthLink's Series D Preferred Stock, which shall convert into the right to purchase EarthLink common stock. In such an event, all rights holders except such acquiring person or group may exercise each right to purchase one share of EarthLink common stock (or shares of the third-party acquirer in certain circumstances) at effectively half of EarthLink's then-current market price. The rights also are redeemable by EarthLink for $0.01 per right. Further details of the rights plan are outlined in a letter that will be mailed to shareholders as of the record date.

        The rights plan has no present dilutive effect on EarthLink's capital structure, nor will it affect reported earnings per share or change the way EarthLink's shares of common stock are traded. Neither the adoption of the plan nor the dividend distribution of the rights is taxable to EarthLink or its shareholders.

        Betty added, "At current stock prices, EarthLink's management believes the share repurchase program is an attractive investment and a prudent use of a portion of the company's cash."

        Under the share repurchase program, EarthLink may repurchase its common stock from time to time in compliance with the SEC regulations and other legal requirements, and subject to market conditions and other factors. The repurchase program does not require EarthLink to acquire any specific number of shares and may be terminated at any time.

About EarthLink

        EarthLink brings the magic of the Internet to approximately 4.9 million subscribers every day. Headquartered in Atlanta, EarthLink provides a full range of innovative access, hosting and e-commerce solutions to thousands of communities over a nationwide network of dial-up points of presence, as well as high-speed access and wireless technologies. EarthLink is committed to doing an exceptional job of pleasing its subscribers, shareholders and the community by following the Company's Core Values and Beliefs [http://www.earthlink.net/about/ourvalues/cvb/index.html]. Information about EarthLink services is available by calling (800) EARTHLINK and through EarthLink's Web site at www.earthlink.net.

#    #    #

Cautionary Information Regarding Forward-Looking Statements

        Although we believe that our expectations that are expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, the Company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet services; (2) that our service offerings may fail to be competitive with existing and new competitors; (3) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce, or prevent us from raising, prices for our services; (4) that our commercial and alliance arrangements, including marketing arrangements with Apple and Sprint, may be terminated or may not be as beneficial to us as management anticipates; (5) that declining levels of economic activity, increasing maturity of the market for Internet access, or fluctuations in the use of the Internet could negatively impact our subscriber growth rates and incremental revenue levels; (6) that we may experience other difficulties that limit our growth potential or lower future overall revenues; (7) that service interruptions could harm our business; (8) that we are not profitable and may never achieve profitability or positive cash flow; (9) that our third party network providers may be unwilling or unable to provide Internet access; (10) that we may be unable to maintain or increase our customer levels if we do not have uninterrupted and reasonably priced access to local and long-distance telecommunications systems for delivering dial-up and/or broadband access, including, specifically, that integrated local exchange carriers and cable companies may not provide last mile broadband access to the Company on a wholesale basis or on terms or at prices that allow the Company to grow and be profitable in the broadband market; (11) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (12) that our new initiatives such as "EarthLink Everywhere" may not be as successful as management anticipates; (13) that government regulations could force us to change our business practices; (14) that our stock price may fluctuate significantly regardless of our actual operating performance; and (15) that some other unforeseen difficulties may occur. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the Company's business, and should be read in conjunction with the more detailed cautionary statements included in the Company's other filings with the Securities and Exchange Commission.

        The Company believes that EBITDA and net loss, excluding acquisition-related amortization and accretion dividends, are additional meaningful measures of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America.

QuickLinks

  Exhibit 99.1
EARTHLINK ANNOUNCES SHARE REPURCHASE PROGRAM AND SHAREHOLDER RIGHTS PLAN